SCHEDULE 14A INFORMATION
              PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12

                                ALDILA, INC.
                                ------------

              (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          N/A
     (2)  Aggregate number of securities to which transaction applies: N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          N/A
     (4)  Proposed maximum aggregate value of transaction: N/A
     (5)  Total fee paid: N/A

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid: N/A
     (2)  Form, Schedule or Registration Statement No.: N/A
     (3)  Filing Party: N/A
     (4)  Date Filed: N/A

[LOGO - ALDILA]

                                                          April 4, 2001


To Our Stockholders:

     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Aldila, Inc., to be held Wednesday, May 16, 2001, at 9:00 a.m. at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California 92128. The formal notice and proxy statement for the Annual Meeting are attached to this letter.

     It is important that you vote your shares as soon as possible, either by phone or by mail as explained on the enclosed proxy card, even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the meeting. If you decide to attend, you can still vote your shares in person, if you wish.

     On behalf of the Board of Directors, I thank you for your cooperation and I look forward to seeing you on May 16.

                                              Very truly yours,

                                              /s/ Peter R. Mathewson

                                              Peter R. Mathewson
                                              Chairman of the Board

                                ALDILA, INC.
                            12140 COMMUNITY ROAD
                          POWAY, CALIFORNIA 92064

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD MAY 16, 2001


TO THE STOCKHOLDERS OF ALDILA, INC.

     Notice is hereby given that the Annual Meeting of Stockholders of Aldila, Inc. (the "Company") will be held at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California 92128, on Wednesday, May 16, 2001, at 9:00 a.m., Pacific time, for the following purposes:

     1. ELECTION OF DIRECTORS. To elect by vote of the holders of Common Stock a total of seven persons to the Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and have qualified. The Board of Directors' nominees are:

                    Peter E. Bennett           John J. Henry
                    Thomas A. Brand            Peter R. Mathewson
                    Marvin M. Giles, III       Chapin Nolen
                    Vincent T. Gorguze


     2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the Board of Directors' selection of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

     3. OTHER BUSINESS. To consider and act upon such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on March 29, 2001 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments thereof.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ Robert J. Cierzan

                                    Robert J. Cierzan
                                    Secretary

Dated:  April 4, 2001

WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE BY PHONE OR BY MAIL, AS INSTRUCTED ON THE ENCLOSED PROXY CARD, AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE YOUR PROXY (WHETHER GIVEN BY PHONE OR MAIL) IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

                                ALDILA, INC.
                            12140 COMMUNITY ROAD
                          POWAY, CALIFORNIA 92064
                               (858) 513-1801


                              PROXY STATEMENT


                       ANNUAL MEETING OF STOCKHOLDERS
                                MAY 16, 2001


                                  GENERAL

     This proxy statement is furnished to stockholders of Aldila, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board" or "Board of Directors") for use at the Annual Meeting of Stockholders to be held at 9:00 a.m., Pacific time, on Wednesday, May 16, 2001, at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California 92128, and any adjournments thereof (the "Annual Meeting" or "Meeting").

     Common stockholders of record as of the close of business on March 29, 2001, will be entitled to vote at the Meeting or any adjournments thereof. As of the record date, the Company had outstanding 15,262,204 shares of Common Stock, each entitled to one vote on all matters to be voted upon. This proxy statement, the accompanying form of proxy and the Company's annual report to stockholders for the fiscal year ended December 31, 2000 are being mailed on or about April 4, 2001 to each stockholder entitled to vote at the Meeting.


                      VOTING AND REVOCATION OF PROXIES

VOTING

     If the enclosed proxy is voted by telephone or executed and returned by mail in time and not revoked, all shares represented thereby will be voted. Each proxy will be voted in accordance with the stockholder's instructions. If no such instructions are specified, the proxies will be voted FOR the election of each person nominated for election as a director and FOR the ratification of the Board's selection of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

     Assuming a quorum is present, the affirmative vote by the holders of a plurality of the votes cast at the Meeting will be required for the election of directors; the affirmative vote of a majority of the votes cast at the Meeting will be required for the ratification of the Board's selection of Deloitte & Touche LLP as the Company's independent accountants; and the affirmative vote of a majority of the votes cast at the Meeting will be required to act on all other matters to come before the Annual Meeting. An automated system administered by the Company's transfer agent tabulates the votes. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting. With respect to all matters (other than the election of directors), abstentions and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast.

REVOCATION

     A stockholder giving a proxy may revoke it at any time before it is voted by delivery to the Company of a subsequently executed proxy or a written notice of revocation. In addition, returning your completed proxy by mail or by telephone will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.


                           ELECTION OF DIRECTORS

     The Company's Restated Bylaws give the Board the power to set the number of directors at no less than one nor more than twenty-one. The size of the Company's Board is currently set at seven. Directors hold office until the next annual meeting of stockholders and until their successors are elected and have qualified.

     Unless otherwise directed, proxies in the accompanying form will be voted FOR the nominees listed below. If any one or more of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. All of the following nominees are current directors of the Company whose terms end at the 2001 Annual Meeting. Information concerning the nominees for directors is set forth below.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS TO BE ELECTED BY THE HOLDERS OF COMMON STOCK.

NOMINEES FOR ELECTION BY HOLDERS OF COMMON STOCK

     THOMAS A. BRAND has been a director of the Company since November 1997. Since January 1994, Mr. Brand has been an instructor at the University of Phoenix and a consultant to the composite materials industry. Since August 2000, he has been a director of Reinhold Industries, Inc., a manufacturer of advanced custom composite components, sheet molding compounds and graphic arts and industrial rollers for a variety of applications in the United States and Europe. From 1983 to 1992, he was Senior Vice President/General Manager of Fiberite Advanced Materials, a business unit of ICI-PLC. From 1964 to 1983, Mr. Brand served as Vice
President/General Manager, Fiberite West Coast Corp., which is a division of Fiberite Corporation. Age: 67.

     PETER E. BENNETT has been a director of the Company since November 1994. Mr. Bennett has been the President and a Senior Partner of Liberty Partners L.P. since September 1992. He is a director of Tnex.net, Internet Healthcare Group, Datamax Corp., Norwood Promotional Products, Inc., PlayPower, Inc., PADCOM, Inc., and Regulus Group, LLC. Age: 59.

     MARVIN M. GILES, III has been a director of the Company since October 1993. He has been President of Octagon Golf ("Octagon") since he co-founded that company in 1973. Octagon is a business management firm that specializes in representing professional athletes, particularly golfers including Davis Love III, Tom Kite and Lanny Wadkins. Mr. Giles is also an accomplished golfer. He was the 1972 U.S. Amateur Champion and the 1975 British Amateur Champion. Mr. Giles was the 1993 U.S. Walker Cup Captain and played on four Walker Cup teams from 1969 to 1975. Age: 58.

     VINCENT T. GORGUZE has been a director of the Company since May 2000. Mr. Gorguze previously served on the Board of Directors of the Company (or its predecessors) from September 1998 until May 1999. He served as Chairman of the Board of the Company (or its predecessors) from September 1988 until December 31, 1995 and served as Chairman Emeritus of the Company from 1995 until May 5, 1999. He was Chief Executive Officer of the Company (or its predecessors) from September 1988 until June 1992 and served as a consultant to the Company for five and one half years following his service as Chief Executive Officer. He has been the Chairman of the Board of Directors of Cloud Corporation LLC ("Cloud") since February 2000. Cloud is a privately held food packaging company located in Illinois. Since September 1997, Mr. Gorguze has been Chairman of the Board of Directors and Chief Executive Officer of Carco Electronics Inc., a manufacturer of flight motion simulators, target systems, radar sighting equipment and gyroscopes. Since 1978, Mr. Gorguze has been Chairman and CEO of Sinclair & Rush, Inc., a plastics company, and since July 1995 has served as Chairman and CEO of PlayPower, Inc. Since June 1992, Mr. Gorguze has served as Chairman of the Board of Directors of Cameron Holdings Corporation, which is an investment company. Mr. Gorguze previously held various executive positions with Emerson Electric from 1962 to 1978, including Vice Chairman, President and Chief Operating Officer. Age: 85.

     JOHN J. HENRY has been a director of the Company since November 1994. Mr. Henry has been the Vice Chairman of Sinclair & Rush since September 1978. Mr. Henry previously held various executive positions with Rockwell International Corp. from 1967 to 1978, including Sr. Vice President and President of the Admiral Corporation. He is a director of PlayPower, Inc. and Duquesne University. Age 74.

     PETER R. MATHEWSON has been a director of the Company since January 1997 and has been President, Chief Executive Officer and Chairman of the Board of the Company since January 2000. From 1990 until December 31, 1999, he served as Vice President of the Company (or its predecessors). Since
January 1997, Mr. Mathewson has also served as President and Chief Operating Officer of Aldila Golf Corp., the Company's operating subsidiary that conducts its core golf operations. Mr. Mathewson has been with the Company (or its predecessors) since September 1973 and has held various positions, including: plant manager, production manager, shipping and receiving supervisor, and purchasing agent. Age: 50.

     CHAPIN NOLEN has been a director of the Company since November 1994. Mr. Nolen has been a director and was President of Combe, Incorporated from 1970 to 1995 and is currently serving as Vice Chairman of its Board of Directors. He is a director of Santa Barbara Olive Company and the Cosmetic Toiletry and Fragrance Association. Age: 68.

                       FURTHER INFORMATION CONCERNING
                   THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company directs the management of the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and four standing committees: Executive, Audit, Compensation and Stock Option. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The Company has no nominating or similar committee.

COMMITTEES OF THE BOARD -- BOARD MEETINGS

     The Board of Directors of the Company held four meetings in fiscal 2000. Each director, with the exception of Vincent T. Gorguze, attended 75% or more of the aggregate of (i) meetings of the Board held during the period for which he served as a director and (ii) meetings of all committees held during the period for which he served on those committees.

     The EXECUTIVE COMMITTEE of the Board has the authority, between meetings of the Board of Directors, to exercise all powers and authority of the Board in the management of the business and affairs of the Company that may be lawfully delegated to it under Delaware law. The Committee is chaired by Peter R. Mathewson and its other members are Peter E. Bennett and Vincent T. Gorguze. The Executive Committee held no meetings in fiscal 2000.

     The AUDIT COMMITTEE is currently comprised of John J. Henry, as chairman, Peter E. Bennett and Chapin Nolen. The Audit Committee held four meetings in fiscal 2000. See "Report of Audit Committee" for a description of its responsibilities and activities.

     The COMPENSATION COMMITTEE is charged with the responsibility of supervising and administering the Company's compensation policies, management awards, reviewing salaries, approving significant changes in salaried employee benefits, and recommending to the Board such other forms of remuneration as it deems appropriate. The Compensation Committee is currently comprised of Peter E. Bennett, as chairman, and John J. Henry and Marvin M. Giles. The Compensation Committee held one meeting in fiscal 2000.

     The STOCK OPTION COMMITTEE's principal functions are to determine individuals to whom stock options will be granted under the Company's 1994 Stock Incentive Plan, the terms on which such options will be granted, and to administer the 1994 Stock Incentive Plan. The Stock Option Committee is currently comprised of Thomas A. Brand, who is the chairman, Chapin Nolen and Marvin M. Giles, who are independent, "non-employee directors" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act")). The Stock Option Committee also retains administrative responsibility over the Company's 1992 Stock Option Plan. The Stock Option Committee held three meetings in fiscal 2000.


          RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board has selected the accounting firm of Deloitte & Touche LLP to audit the Company's financial statements for, and otherwise act as the Company's independent accountants with respect to, the fiscal year ending December 31, 2001. Deloitte & Touche LLP has acted as independent accountants for the Company since the fiscal year ended December 31, 1991. In accordance with the Board's resolution, its selection of Deloitte & Touche LLP as the Company's independent accountants for the current fiscal year is being presented to stockholders for ratification at the Annual Meeting. The Company knows of no direct or material indirect financial interest of Deloitte & Touche LLP in the Company or any connection of that firm with the Company in the capacity of promoter, underwriter, voting trustee, officer or employee.

     Members of Deloitte & Touche LLP will be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY.


                        INDEPENDENT ACCOUNTANT FEES

AUDIT FEES

     Aggregate fees billed to the Company for the fiscal year ended December 31, 2000, by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates were as follows:

               Audit Fees (a)                               $101,850

               Financial Information Systems Design              $ 0
               and Implementation Fees (b)

               All Other Fees (c)                            $99,050

          (a) Audit fees include audit of consolidated financial statements, quarterly reviews, review of annual report on Form 10-K, attendance at audit committee and shareholder meetings and review of proxy statement for annual meeting.

          (b) Deloitte & Touche LLP did not bill any fees for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulations S-X.

          (c) Includes fees for tax services - $73,450; audit of employee benefit plan - $10,500; audit of foreign statutory report - $15,100.

     The Audit Committee has concluded that the provision of these services did not adversely impact the independence of Deloitte & Touche LLP.


       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the shares of Common Stock beneficially owned as of March 29, 2001 by (a) each person or entity who, insofar as the Company has been able to ascertain, beneficially owned more than 5% of the Company's Common Stock as of such date, (b) each of the directors of the Company (all nominees for election as a director are current members of the Board), (c) the Company's Chief Executive Officer and the two other most highly compensated executive officers of the Company for the fiscal year ended December 31, 2000 (the "Named Executive Officers") and (d) all current directors and executive officers of the Company as a group (9 persons). Except as otherwise indicated, the business address for each person is c/o Aldila, Inc., 12140 Community Road, Poway, California 92064.

                                                 COMMON STOCK
                                                 BENEFICIALLY        PERCENT OF
                   NAME                             OWNED(1)          SHARES(1)
 ------------------------------------------   -------------------    -----------
J. Carlo Cannell D/B/A Cannell Capital
Management(2) ...............................    1,010,000                6.6%
Dimensional Fund Advisors Inc.(3)............      864,800                5.7%
Fuller & Thaler Asset Management, Inc.(4)....    1,630,600               10.7%
Lloyd I. Miller, III (5).....................    1,609,363               10.5%
PNC Bank, National Association (6) ..........      962,755                6.3%
Peter E. Bennett(7)..........................       89,648                  *
Thomas A. Brand(8)...........................       37,981                  *
Robert J. Cierzan(9).........................      302,474                2.0%
Marvin M. Giles, III(10).....................       74,648                  *
Vincent T. Gorguze(11).......................      607,857                4.0%
John J. Henry(12)............................       77,848                  *
Peter R. Mathewson(13).......................      367,532                2.4%
Chapin Nolen(14).............................      109,648                  *
Michael J. Rossi(15).........................       86,032                  *

All directors and executive officers
     as a group (9 persons)(16)..............    1,753,668               10.6%

-----------------------

* The percentage of shares of Common Stock beneficially owned does not exceed one percent of the outstanding shares of Common Stock.

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days following March 29, 2001. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days following March 29, 2001 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Based on a joint filing of a Schedule 13G dated January 10, 2000, J. Carlo Cannell D/B/A Cannell Capital Management ("Cannell"), which is an investment advisor, has shared dispositive power and shared voting power with respect to 1,010,000 shares of Common Stock of the Company. Based on information in a recent letter from Cannell to the Company, it is the Company's belief that Cannell may have sole or shared voting power over as much as 9.9% of the shares. The address of Cannell's principal business office is 600 California Street, San Francisco, California 94108.

(3) Based on a Schedule 13G dated February 2, 2001 (the "Dimensional 13G"), Dimensional Fund Advisors Inc. ("Dimensional"), which is an investment advisor, has sole voting and dispositive power over 864,800 shares of Common Stock of the Company. Based on the Dimensional 13G, all shares of Common Stock of the Company are owned by advisory
     clients  of  Dimensional,   no  one  of  which  to  the  knowledge  of
     Dimensional owns more than 5% of such shares. Dimensional disclaims beneficial ownership of all such shares. Dimensional's principal business office is located at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(4) Based on a Schedule 13G filed on February 13, 2001 by Fuller & Thaler Asset Management, Inc. ("Fuller & Thaler"), which is an investment advisor, and Russell J. Fuller ("Fuller"), the president of Fuller & Thaler. Fuller & Thaler and Fuller report sole dispositive power over all 1,630,600 shares beneficially owned by them and sole voting power over 1,110,700 of such shares. Fuller & Thaler's and Fuller's principal office is located at 411 Borel Avenue, Suite 402, San Mateo, California 94402.

(5) Based on a filing of a Schedule 13G dated September 8, 2000, as amended by Amendment No. 1, dated January 16, 2001, and as further amended by Amendment No. 2, dated February 13, 2001, Lloyd I. Miller, III has sole voting and dispositive power over 615,975 shares of Common Stock of the Company, and shared voting and dispositive power over 993,388 shares of Common Stock of the Company. The reported address of Mr. Miller is 4550 Gordon Drive, Naples, Florida 34102.

(6) Based on a Schedule 13G dated February 12, 2001 by The PNC Financial Services Group, Inc. ("PNC Group"), PNC Bancorp, Inc. ("PNC Bancorp") and PNC Bank, National Association ("PNC BNA"). PNC Group, PNC Bancorp and PNC BNA report shared power over all 962,755 shares beneficially owned by them. PNC Group's and PNC BNA's principal office is located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222 and PNC Bancorp's principal office is located at 222 Delaware Avenue, Wilmington, Delaware 19899.

(7) Includes options to acquire 59,648 shares of Common Stock that will have vested within 60 days following March 29, 2001. Mr. Bennett also has options to purchase 16,666 shares of Common Stock that will not have vested within 60 days following March 29, 2001.

(8) Includes options to acquire 32,981 shares of Common Stock that will have vested within 60 days following March 29, 2001. Mr. Brand also had options to purchase 13,333 shares of Common Stock that will have not vested within 60 days following March 29, 2001.

(9) Includes options to acquire 233,000 shares of Common Stock that will have vested within 60 days following March 29, 2001. Mr. Cierzan also has options to purchase 50,000 shares of Common Stock that will not have vested within 60 days following March 29, 2001. All of the currently owned shares are owned by Robert J. Cierzan and Lynn M. Cierzan, JTWROS.

(10) Includes options to acquire 69,648 shares of Common Stock that will have vested within 60 days following March 29, 2001. Mr. Giles also has options to purchase 16,666 shares of Common Stock that will not have vested within 60 days following March 29, 2001.

(11) Includes options to acquire 93,771 shares of Common Stock that will have vested within 60 days following March 29, 2001. All of the shares currently owned by Mr. Gorguze are owned by Gorguze Investments, L.P., a limited partnership, of which Mr. Gorguze is sole limited partner and a corporation, of which Lynn Gorguze, his daughter, owns 100% of the capital stock, is sole general partner. Mr. Gorguze also has options to purchase 17,543 shares of Common Stock that will not have vested within 60 days following March 29, 2001.

(12) Includes options to acquire 59,648 shares of Common Stock that will have vested within 60 days following March 29, 2001. Mr. Henry also has options to purchase 16,666 shares of Common Stock that will not have vested within 60 days following March 29, 2001.

(13) Includes options to acquire 305,000 shares of Common Stock that will have vested within 60 days following March 29, 2001. Mr. Mathewson also has options to purchase 75,000 shares of Common Stock that will not have vested within 60 days following March 29, 2001.

(14) Includes options to acquire 59,648 shares of Common Stock that will have vested within 60 days following March 29, 2001. Mr. Nolen also has options to purchase 16,666 shares of Common Stock that will not have vested within 60 days following March 29, 2001. All of the currently owned shares are owned directly by the Nolen Millennium LLC, a Delaware limited liability company ("Nolen LLC"), of which Mr. Nolen has a 15.8% membership interest and shares the remaining membership interests with his two adult daughters. As a result of his position as sole manager of Nolen LLC, Mr. Nolen may be deemed to beneficially own the shares of Common Stock held by Nolen LLC.

(15) Includes options to acquire 85,832 shares of Common Stock that will have vested within 60 days following March 29, 2001. Mr. Rossi also has options to purchase 41,668 shares of Common Stock that will not have vested within 60 days following March 29, 2001.

(16) Includes beneficial ownership of shares of Common Stock subject to options exercisable within 60 days following March 29, 2001 and includes the shares held by Gorguze Investments, L.P. and Nolen LLC.

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") reports of ownership and changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. Based on a review of such forms and written representations of reporting persons, the Company believes that during the fiscal year ended December 31, 2000, its officers and directors and holders of more than 10% of the Company's Common Stock complied with all applicable Section 16(a) filing requirements.

                     EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is certain information regarding each of the current executive officers of the Company. Information about Mr. Mathewson is presented in "ELECTION OF DIRECTORS -- Nominees for Election by Holders of Common Stock." Officers are appointed by and serve at the discretion of the Board. Except as otherwise indicated, the positions listed are with Aldila, Inc.

Name                      Age         Position

Peter R. Mathewson         50         Chairman of the  Board of  Directors,
                                      Chief  Executive  Officer,  President
                                      and  Director;  President  and  Chief
                                      Operating   Officer  of  Aldila  Golf
                                      Corp.

Robert J. Cierzan          54         Vice  President,  Finance,  Secretary
                                      and Treasurer

Michael J. Rossi           47         Vice  President, Sales  and Marketing
                                      of Aldila Golf Corp.

     The principal occupations and positions for the past five years, and in certain cases prior years, of the executive officers of the Company who are not also nominees for election as a director, are as follows.

     Robert J. Cierzan has been Secretary and Treasurer of Aldila (or its predecessors) since January 1991 and Vice President, Finance since March 1989. From September 1988 to February 1989, Mr. Cierzan held the position of Executive Vice President-Finance at Illinois Coil Spring Company, a diversified manufacturer of springs, automotive push-pull controls and rubber products.

     Michael J. Rossi has been the Vice President, Sales and Marketing of Aldila Golf Corp. since March 24, 1997 when he joined the Company. Prior to that, from August 1994 to March 1997, Mr. Rossi was the Vice President and General Manager of Fujikura Composite America which manufactures graphite golf shafts and is a wholly owned subsidiary of Fujikura Rubber Limited, a Japanese publicly held company. From November 1989 to August 1994, he was Vice President, Sales and Marketing for True Temper Sports, a division of the Black & Decker Corporation which manufactures steel golf shafts.

                           EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the compensation (cash and non-cash, plan and non-plan) paid to each of the Named Executive Officers for services rendered in all capacities to the Company during the three fiscal years ended December 31, 2000, 1999 and 1998.

                         SUMMARY COMPENSATION TABLE
                                                                                                          Long Term
                                                                   Annual Compensation                  Compensation
                                                       ------------------------------------------   -------------------
                                                                                                         Securities
                                                                                       Other Annual      Underlying
Name and Principal Position          Fiscal Year      Base Salary        Bonus         Compensation       Options
--------------------------------  ---------------- ----------------- -------------- ------------------ ----------------
Peter R. Mathewson                       2000            $249,000       $247,000              --            25,000
    Chairman of the Board and            1999             210,000           --                --            87,500
    Chief Executive Officer;             1998             209,700           --                --            25,000
    President and
    Chief Operating Officer,
    Aldila Golf Corp.

Robert J. Cierzan                        2000            $175,000       $174,000              --            15,000
    Vice President, Finance;             1999             168,000           --                --            60,000
    Secretary and Treasurer              1998             166,600           --                --            15,000

Michael J. Rossi                         2000            $163,400       $162,000              --            12,500
    Vice President - Sales and           1999             157,500           --                --            50,000
    Marketing, Aldila Golf Corp.         1998             155,700           --                --            20,000

     The following table sets forth information concerning the grant of stock options during the fiscal year ended December 31, 2000 to each of the Named Executive Officers.

                               OPTION GRANTS
                 IN THE FISCAL YEAR ENDED DECEMBER 31, 2000

                                  Individual Grants
   -----------------------------------------------------------------------------------
                                            Percent of
                                               Total                                             Potential Realizable
                                              Options                                              Value at Assumed
                                            Granted to                                             Annual Rates of
                                             Employees      Exercise or                              Stock Price
                             Options         in Fiscal      Base Price      Expiration             Appreciation for
Name                        Granted(1)     Year 2000(2)     (per share)       Date(3)             Option Term - 10 yr.
---------------------  ----------------- --------------- ----------------  ------------------ ---------------------------
                                                                                                 5% (4)          10%(4)
                                                                                              ------------- -------------

Peter R. Mathewson             25,000           8.1%            $1.67        05/12/10            $26,256        $66,539

Robert J. Cierzan              15,000           4.9%             1.67        05/12/10             15,754         39,923

Michael J. Rossi               12,500           4.1%             1.67        05/12/10             13,128         33,269


----------------------------

(1) These options were granted pursuant to the Company's 1994 Stock Incentive Plan, as amended and restated (the "1994 Stock Incentive Plan"). One-third of the total number of options granted are exercisable on the first anniversary of the option grant date and thereafter, an additional one-third of the total number of options granted are exercisable on each of the second and third anniversaries of the option grant.

(2) In fiscal 2000, the Company granted a total of 307,500 options to its employees under the Company's 1994 Stock Incentive Plan. This number was used in calculating the percentages above.

(3) The options granted under the Company's 1994 Stock Incentive Plan generally expire on the earliest of (a) the tenth anniversary of the date of grant, (b) if the Optionee's employment is terminated as a result of death, disability, retirement or within two years after a change in control, one year following termination of employment, (c) if the Optionee's employment is terminated for any other reason, 30 days following termination of employment or (d) the exercise in full of the option.

(4) The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with rules and regulations adopted by the SEC and do not represent the Company's estimate of stock price appreciation.

     Aggregated Option Exercises. The following table sets forth information (on an aggregated basis) concerning each exercise of stock options during the fiscal year ended December 31, 2000 by each of the Named Executive Officers and the fiscal year-end value of unexercised options. The Company has no outstanding stock appreciation rights, either freestanding or in tandem with options.

                                                AGGREGATE OPTION EXERCISES
                                      IN THE FISCAL YEAR ENDED DECEMBER 31, 2000 AND
                                              FISCAL YEAR-END OPTION VALUES


                                                                                               Value of Unexercised
                                                       Number of Securities Underlying            "In-the-Money"
                               Shares                       Unexcercised Options at             Options at Fiscal
                            Acquired on      Value             Fiscal Year-End                     Year-End(1)
                                                       --------------------------------- ---------------------------------
           Name              Exercise       Realized      Exercisable     Unexercisable     Exercisable     Unexercisable
----------------------- ---------------- ------------- ---------------- ---------------- ---------------- ----------------

Peter R. Mathewson               --            --          288,334            91,666          $9,417            $25,333

Robert J. Cierzan                --            --          223,000            60,000          $5,700            $15,300

Michael J. Rossi                 --            --           73,333            54,167          $4,750            $12,750

----------------------

(1) Options are "in-the-money" at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The amounts set forth above represent the difference between the closing price of the Company's Common Stock on December 31, 2000 and the exercise price of the options, multiplied by the applicable number of options.

                           DIRECTOR COMPENSATION

     Directors, other than management directors (Peter R. Mathewson), currently receive for their service as directors $2,000 per quarter, $1,000 per Board meeting attended and $500 per committee meeting attended. Each director, including each management director and other directors not receiving directors' fees, is reimbursed for his or her out-of-pocket expenses arising from attendance at meetings of the Board or committees thereof.

     Pursuant to the Company's 1994 Stock Incentive Plan, on May 31, 2000, each of the non-employee directors who had more than one year of service (Peter E. Bennett, Thomas A. Brand, Marvin M. Giles, III, John J. Henry and Chapin Nolen) received an annual stock option grant of 10,000 shares. Under the 1994 Stock Incentive Plan, each non-employee director with more than one year of service (currently, Messrs. Bennett, Brand, Giles, Gorguze, Henry and Nolen) will receive additional options to acquire 10,000 shares annually on the last trading day in the month of May. In addition, under the 1994 Incentive Plan, each new non-employee director receives options to purchase 26,314 shares on his or her date of election to the Board.

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                     AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company entered into a Severance Protection Agreement (the "Severance Agreement") in March 1999, with each of the following Named Executive Officers: Messrs. Cierzan, Mathewson and Rossi. All capitalized terms in the description below have the same meaning as in the Severance Agreement. Pursuant to the Severance Agreement, in the case of termination of employment as a result of death, by the Company for Cause or Disability, or by the Executive other than for Good Reason, the Executive is entitled to his Accrued Compensation. In the case of termination for any other reason, the Executive is entitled to the following: (i) Accrued Compensation and a Pro Rata Bonus for the year of termination (typically computed based on the average bonus paid for the prior two years), (ii) a lump sum payment equal to twice the sum of the Executive's then annual base salary and his average bonus for the prior two years, (iii) continued provision of insurance (including life, disability and medical) for two years, "grossed up" to cover any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, and (iv) a lump sum equal to two years' automobile allowance (or the length of the automobile lease, if longer, in the case of automobiles leased by the Company for the Executive's use). These payments are in lieu of any other severance benefit to which the Executive would otherwise have been entitled. Upon a Change-in-Control, regardless of whether the Executive's employment has terminated, the Company is required to contribute to a grantor trust an amount sufficient to fund the payments under clauses (i), (ii), and (iv) above.

     Change-in-Control means (1) an acquisition of 40% of the Company's Common Stock, (2) a change in two-thirds of the composition of the Board of Directors of the Company without the approval of the existing members of the Board, (3) the completion of a merger where the existing stockholders and Board of Directors do not retain control of the surviving company, or
(4) the liquidation or sale of substantially all the assets of the Company.

     Except as provided above and except for the provisions of the 1994 Stock Incentive Plan and related agreements thereto, there are no compensatory plans or arrangements with respect to any of the above executive officers (including each of the Named Executive Officers) which are triggered by, or result from, the resignation, retirement or any other termination of such executive officer's employment, a change-in-control of the Company or a change in such executive officer's responsibilities following a change-in-control.


           REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES
                         ON EXECUTIVE COMPENSATION

     Introduction. The Compensation Committee of the Board of Directors in 2000 was comprised of Peter E. Bennett, Donald C. Klosterman (through June 2000,) Wm. Brian Little (through September 2000), Marvin M. Giles, III (as of August 2000) and John J. Henry (as of November 2000). The Company's employee stock option plans, including its 1994 Stock Incentive Plan, are administered by the Stock Option Committee, which was comprised in 2000 of Marvin M. Giles, III, Mr. Klosterman (through June 2000) and Mr. Little (through May 2000), Thomas A. Brand (as of May 2000) and Chapin Nolen (as of August 2000).

     Compensation Objectives and Policies. The principle objectives of the Company's executive compensation committee are to: (i) support the achievement of desired Company performance, (ii) align the executive officers' interests with the success of the Company and with the interests of the Company's stockholders and (iii) provide compensation that will attract and retain superior talent and reward performance. These objectives are principally achieved through compensation in the form of annual base salaries, bonuses and equity investment opportunities. In line with these objectives, the Company's executive compensation system consists generally of base salary, bonuses based on corporate performance under the Company's Executive Bonus Plan (the "Bonus Plan"), and the grant of stock options under the 1994 Stock Incentive Plan.

     Executive officers generally receive salary increases at the time of their respective employment anniversaries as approved by the Compensation Committee, taking into consideration the recommendations of the Company's Chairman and Chief Executive Officer. In 2000, due to the overall financial performance of the Company, executive officer salaries were increased by 5% with the exception of Peter Mathewson. Mr. Mathewson requested that, in lieu of his salary increase, he be awarded additional stock options in an amount to be approved by the Stock Option Committee. The Stock Option Committee has not yet decided how many options, if any, to award to Mr. Mathewson in lieu of this salary increase. In deciding to provide these salary increases to the executive officers, the Compensation Committee took into account the overall performance of the Company in recent years in the face of increasing market pressures, including declining unit prices that have been negatively impacting the Company's gross margins, and the substantially improved performance in 2000 over 1999.

     In addition to annual base salaries in 2000, all executive officers participated in the Company's Executive Bonus Plan (the "Bonus Plan"). Bonus awards to be granted under the Bonus Plan were predicated on the actual financial performance of the Company at the end of the Company's fiscal year as compared to the target financial performance objectives established by the Compensation Committee in late 1999 based on the Company's 2000 operating plan. The bonuses awarded were dependent upon the Company achieving a specified dollar amount of pretax profits and increased to the extent pretax profits exceeded that minimum level and achieved various higher levels. The bonus for each participant was set at a percentage of the participant's base salary, with the percentage depending on what level of pretax profits the Company achieved. In establishing the targets and resulting bonuses, the Committee determined that it was important that the bonus payment structure be designed to reward executive officers for high levels of performance by the Company, weighted so that superior performance (viewed against the performance then expected in accordance with management's internal projections for 2000 performance as approved by the Board of Directors) would result in substantially higher bonuses than would result from merely acceptable performance. While a substantial portion of the bonus was subject solely to the Company attaining its quantitative objectives, a portion of the total bonus award was also subject to a discretionary modifier determined by the Chairman and Chief Executive Officer allowing him to reduce the bonus if the executive's individual performance so warranted. As a result of the improved performance in 2000 as compared to 1999 and high level of performance as compared to the performance targets, significant bonuses were paid to the executive officers for 2000. Consistent with historic experience under the Bonus Plan, no executive officer's bonus changed as a result of application of the discretionary modifier.

     The Compensation Committee believes that overall 2000 executive compensation levels, including the bonuses, adequately reflected (i) each executive's business results and performance in his area of responsibility,
(ii) each executive's contribution to the overall management team and (iii) each executive's then expected future contributions to the Company.

     The Board of Directors believes that executive officers who are in a position to make a substantial contribution to the long-term success of the Company and to build stockholder value should have a significant stake in the Company's on-going success. To this end, the Company's compensation objectives have been designed to be achieved through significant stock ownership in the Company by executive officers in addition to base salary and bonus payments.

     The purpose of the 1994 Stock Incentive Plan is to provide an additional incentive to employees to work to maximize stockholder value and to facilitate broadening and increasing stock ownership by executives and other key employees. In 2000, options to purchase an aggregate of 307,500 shares were granted to employees of the Company as a group, with 52,500 of those being granted to the Named Executive Officers. The Stock Option Committee believes that these stock option grants were appropriate in light of the policy of the Board of Directors that significant equity ownership by executive officers is an important contributor to aligning the interests of executive officers with those of the stockholders of the Company, and the number of options awarded to individual officers were set based on the Stock Option Committee's perception, in part in light of recommendations by the Company's Chairman and Chief Executive Officer, as to each officer's ability to affect the Company's overall future performance. The Named Executive Officers collectively hold options to acquire 790,500 shares.

     The Stock Option Committee believes that these newly granted options, together with the shares and options previously made available to executive officers, have provided significant incentives for executives to increase the value of the Company for the benefit of all stockholders and have offered executives significant opportunities to profit personally from their efforts to increase that value.

     The  Compensation  Committee  and  the  Stock  Option  Committee  have considered the impact of Section 162(m) of the Internal Revenue Code on their executive compensation decisions. Section 162(m) generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid to the chief executive officer and the four other most highly compensated executive officers to the extent that such compensation in a taxable year exceeds $1 million. Section 162(m), however, does not disallow a deduction for qualified "performance-based compensation" the material terms of which are disclosed to and approved by stockholders. The Company's Bonus Plan as in effect in 2000 does not qualify as performance-based compensation for the purposes of Section 162(m), although the 1992 Plan and the 1994 Stock Incentive Plan each so qualify. During 2000, the Compensation Committee believed it unlikely that any executive officer of the Company would receive in excess of $1 million in compensation, other than performance-based compensation, and the Compensation Committee believes that it unlikely that any executive officer will receive in excess of that amount in 2001. As a result, the Compensation Committee has not taken any steps to qualify the bonus plan as performance-based compensation, although it anticipates that the Company would do so before any executive receives salary, bonus and other non-performance based compensation in excess of $1 million.

     Compensation of Chief Executive Officer. Peter R. Mathewson's compensation during 2000 as Chairman of the Board and Chief Executive Officer was reviewed in connection with the Compensation Committee's overall review of executive officer compensation. The Compensation
Committee proposed in the fall of 2000 to increase his base salary reflecting the overall performance of the Company during his tenure as Chief Executive Officer and his performance specifically. However, Mr. Mathewson chose not to receive any salary increase and, in lieu thereof, has requested that he be awarded additional stock options in an amount to be approved by the Stock Option Committee in connection with the next grant of stock options to the employees of the Company. The amount of these additional options has not been determined. Mr. Mathewson also received a bonus of $247,434 under the Bonus Plan. In May 2000, as part of the general grant referred to above, the Stock Option Committee awarded Mr. Mathewson options to acquire 25,000 shares of the Company's Common Stock. The Stock Option Committee believed that this number of options was appropriate in light of the importance of Mr. Mathewson's position to the Company and his level of stock ownership. The Compensation Committee also continues to believe that Mr. Mathewson's participation in the Bonus Plan in conjunction with his stock ownership and employee stock options have provided substantial incentives for him to create stockholder value.

     The Compensation and Stock Option Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act and shall not otherwise be deemed filed under such Acts.


                         REPORT OF AUDIT COMMITTEE

     The Audit Committee currently consists of John J. Henry (chairman), Peter E. Bennett, and Chapin Nolen, all of whom are independent directors meeting the requirements of the NASDAQ rules. It held four meetings during fiscal 2000. The Audit Committee operates under a written charter adopted by the Board of Directors on May 10, 2000, a copy of which is attached to this proxy statement as Exhibit A.

     Under its charter, the Audit Committee's principal responsibilities are to (a) monitor the integrity of the Company's financial reporting process and systems of internal controls, (b) monitor the independence and performance of Company's independent accountants, currently Deloitte & Touche LLP, and (c) provide an avenue of communication among the independent accountants, Company management and the Board of Directors. The Company's management remains directly responsible for the Company's internal controls and the financial reporting process, and the Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report on the Company's financial statements, as well as to review the Company's quarterly financial statements. The Audit Committee has the principal responsibility to monitor and oversee these processes, although the Board of Directors retains ultimate responsibility for the performance of the Company's independent accountants and management.

     The Audit Committee is charged with meeting at least four times each year, at a minimum including a meeting following preparation of quarterly and annual financial statements to review these financial statements with management and the independent accountants. Company management has represented to the Audit Committee that the Company's financial statements for the fiscal year 2000 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed these financial statements with management and the Company's independent accountants. The Audit Committee also discussed with the Company's independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61 (communications with audit committees).

     The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (independence discussions with audit committees), and the Audit Committee discussed with the independent accountants the accounting firm's independence. The Audit Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants' independence.

     The Audit Committee is also responsible for recommending the independent accountants to be retained by the Company for each fiscal year and has recommended that Deloitte & Touche LLP be nominated again for approval by the stockholders for fiscal 2001.

     Based upon the Audit Committees' discussion with management and the Company's independent accountants and the Audit Committees' review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission.

     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.


              PERFORMANCE GRAPH FOR ALDILA, INC. COMMON STOCK

     The performance graph for the Company's Common Stock compares the cumulative total return (assuming reinvestment of dividends) on the Company's Common Stock with (i) the Center for Research in Security Prices ("CRSP") Index for NASDAQ Stock Market (U.S. Companies) (the "Market Index") and (ii) the CRSP Index for NASDAQ Stocks (SIC 3940 - 3949) -- Dolls, Toys, Games and Sporting and Athletic Goods (the "Peer Index"), assuming an investment of $100 on December 31, 1995 in each of the Common Stock, the stock comprising the Market Index and the stock comprising the Peer Index.



                              [PERFORMANCE GRAPH]



                                                     INDEXED/CUMULATIVE RETURN
                                    ---------------------------------------------------------------------
                                         12/31         12/31        12/31        12/31         12/31
                COMPANY/INDEX             1996          1997        1998          1999         2000
                -------------             ----          ----        ----          ----         ----
         Aldila                         114.0         102.9          58.8          32.4         30.9
         Market Index                   123.0         150.7         212.5         394.8        237.4
         Peer Index                      62.1          56.3          25.1          20.3         26.7

NOTES:

A. The index levels are derived from compounded daily returns that include all dividends.

B. The index levels for the Company, the Market Index and the Peer Index were each set to 100 at December 31, 1995.

                               ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended December 31, 2000 (the "2000 Annual Report") is included with the mailing of this Proxy Statement. The 2000 Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Deloitte & Touche LLP, independent accountants.


                             PROXY SOLICITATION

     The cost of soliciting proxies will be paid by the Company. Mellon Investor Services, 400 South Hope Street, 4th Floor, Los Angeles, California 90071, has been retained to solicit proxies by mail, telephone or personal solicitation for a fee of $4,500 plus expenses. The Company has also arranged for reimbursement, at the rate suggested by the New York Stock Exchange, of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Proxies may also be solicited by directors, officers and employees of the Company, but such persons will not be specially compensated for such services.


                         PROPOSALS OF STOCKHOLDERS

     If a stockholder desires to have a proposal included in the proxy materials for the 2002 Annual Meeting of Stockholders, such proposal shall conform to the applicable proxy rules of the SEC concerning the submission and content of proposals and must be received by December 4, 2001 at the executive offices of the Company, 12140 Community Road, Poway, California 92064, Attention: Secretary. The Company's receipt of notice of a stockholder's intent to submit a proposal outside of Rule 14a-8 at the 2002 Annual Meeting of Stockholders after February 18, 2002 will be considered untimely under Rule 14a-4(c)(1).


                           AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC's Regional Offices located at 7 World Trade Center (13th Floor), New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates or, at no charge, may be obtained at the SEC's web site: http://www.sec.gov. In addition, such material may also be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006-1500.


                               OTHER MATTERS

     The Board knows of no matters other than those listed in the attached Notice of Annual Meeting which are likely to be brought before the Meeting. However, if any other matter properly comes before the Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 /s/ Robert J. Cierzan

                                 Robert J. Cierzan
                                 Secretary
April 4, 2001

                                                                EXHIBIT A

                    ALDILA, INC. AUDIT COMMITTEE CHARTER

The Board of Directors of Aldila, Inc. (the "Company") has established an Audit Committee (the "Committee") with general responsibility and specific duties as described below.

COMPOSITION:
-----------

The Committee shall be comprised of not less than three Directors who shall meet the requirements of the Nasdaq Stock Market. In addition, the members of the Committee should be free from any relationship that, in the opinion of the Board, would interfere with the exercise of their independent judgment as a member of the Committee. Committee members and the Chair of the Committee shall be appointed by the Board of Directors.

RESPONSIBILITY:
--------------

The Committee's responsibility is to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company.

The Committee's primary responsibilities are the following:

     1. Monitoring the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

     2. Monitoring the independence and performance of the independent accounting firm retained by the Company to conduct audits as to its financial statements (the "Independent Accountant"); and

     3. Providing an avenue of communication among the Independent Accountant, management of the Company ("Management"), and the Board of Directors.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of Management and the Independent Accountant.

The Independent Accountant is ultimately accountable to the Board of Directors. Nothing in this Charter should be deemed as restricting the ability of the Board of Directors and the Independent Accountant to communicate directly should either desire to do so.

In fulfilling its responsibilities, the Committee is empowered, to the extent it deems it to be appropriate, (a) to retain persons having special competence to provide the Committee with needed assistance and (b) to conduct investigations. The Committee is entitled to rely on the advice of, and information received from, Management and outside advisors to the Company, the Board of Directors and the Committee to the same extent as is the Board of Directors. The Committee is not responsible for resolving disagreements between Management and any of the outside advisors to the Company, the Board of Directors and the Committee or among the outside advisors to the Company, the Board of Directors and the Committee.

MEETINGS
--------

The Committee shall meet at least four times a year (following preparation, and prior to the public release, of quarterly and annual financial reports), with such additional meetings as circumstances require.

ATTENDANCE:
----------

All members of the Committee should endeavor to be present, in person or by telephone, at all meetings; however, two Committee members shall constitute a quorum. As necessary, the Chair may request members of Management and representatives of the Independent Accountant to be present at meetings.

MINUTES OF MEETINGS:
-------------------

Minutes of each meeting shall be prepared and sent to Committee members and to Company Directors who are not members of the Committee.

SPECIFIC DUTIES:
---------------

In furtherance of its responsibilities, the Committee is to do the following:

     1. Review with Management and the Independent Accountant the Company's policies and procedures, as appropriate, in order to assess the adequacy of internal accounting and financial reporting controls.

     2. Review the Committee's Charter annually and make recommendations to the Board of Directors as to any appropriate updates.

     3. Recommend to the Board of Directors the Independent Accountant to be selected for the Company (subject to ratification by the stockholders if the Board of Directors so determines), evaluate the Independent Accountant, approve the compensation of the Independent Accountant, and review and approve any discharge of the Independent Accountant.

     4. Receive periodic written statements from the Independent Accountant regarding its independence and delineating all relationships between it and the Company, discuss such reports with the Independent Accountant, and, if so determined by the Committee, recommend that the Board take appropriate action.

     5. Become familiar with the accounting and reporting principles and practices applied by the Company in preparing its financial statements.

     6. Review, prior to the annual audit, the scope and general extent of the Independent Accountant's audit examinations.

     7. Review with Management and the Independent Accountant, upon completion of the annual audit, financial results for the year prior to their release to the public. Review with Management and the Independent Accountant, upon completion of quarterly financial statements, financial results for the quarter prior to their release to the public. Discuss with the Independent Accountant the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the year-end audit.

     8. Review the quality and adequacy of the Company's financial accounting personnel, including receiving reports from the Independent Accountant as to its views and recommendations regarding the financial accounting personnel. Make recommendations to the Board of Directors as to any changes or additions to the Company's financial accounting personnel that the Committee deems appropriate.

     9. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

     10. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement, commencing with the proxy statement for the 2001 Annual Meeting.

     11. Meet with the Independent Accountant, the Company's Chief Financial Officer or other members of Management in separate executive sessions, if desirable, to discuss any matters that the Committee or these other persons believe should be discussed privately with the Committee.

     12.  Review  with  the   Independent   Accountant   any   problems  or
          difficulties the Independent Accountant may have encountered, including those identified in any management letter, and the appropriateness of the Company's response to such problems or difficulties.

     13. Perform such other functions as may be required by law, the Company's Certificate of Incorporation or the Company's Bylaws or as may be assigned to the Committee, with its concurrence, by the Board.

                                ALDILA, INC.

               The undersigned stockholder of ALDILA, INC. hereby appoints PETER R. MATHEWSON and VINCENT T. GORGUZE, or either of them, Proxies of the undersigned, each with full power to act without the other and with the power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Aldila, Inc., to be held at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California 92128 on Wednesday, May 16, 2001 at 9:00 a.m. (Pacific time), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting or any adjournments thereof.

               THIS PROXY WILL BE VOTED ON THE REVERSE HEREOF, AND WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2 AND 3 IF NO INSTRUCTIONS ARE INDICATED.


          IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE



--------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE:  PLEASE MARK COMMENT/ADDRESS CHANGE BOX ON REVERSE SIDE






                 (Continued and to be marked, signed and dated on reverse side)





                                       FOLD AND DETACH HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

                                                         |X| PLEASE MARK
                                                             YOUR VOTES AS
                                                             INDICATED IN
                                                             THIS EXAMPLE


1.  ELECTION OF DIRECTORS.          FOR all nominees            WITHHOLD
                                     listed (except as        AUTHORITY to
                                       marked to the          vote for all
                                         contrary)           nominees listed

                                           |_|                     |_|


Nominees: Peter E. Bennett, Thomas A. Brand, Marvin M. Giles, III, Vincent
T. Gorguze, John |-| J. Henry, Peter R. Mathewson, Chapin Nolen

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)





----------------------------------------------------------------------
                                            FOR     AGAINST   ABSTAIN
2.  Ratification of the appointment
    of Deloitte & Touche LLP as             [_]       [_]       [_]
    the independent accountants
    of the Company.


3.  In their discretion, the Proxies
    are authorized to vote upon such        [_]       [_]       [_]
    other business as may properly
    come before the meeting or any
    adjournment thereof.


        I PLAN TO ATTEND THE MEETING              [_]

        COMMENTS/ADDRESS CHANGE
        Please mark this box if you have
        written comments or an address
        change on the reverse side.               [_]


The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held May 16, 2001 and the Proxy
Statement furnished herewith.


        Signature(s)                                    Date          , 2001
                    ----------------------------------       ---------
        Please sign as name appears hereon, date and return the proxy card promptly using the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If more than one name appears hereon, all parties should sign.

              FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                          YOUR VOTE IS IMPORTANT!
                      YOU CAN VOTE IN ONE OF TWO WAYS:

===============================================================================
  VOTE BY PHONE: FOR U.S. STOCKHOLDERS ONLY, CALL TOLL-FREE 1-800-840-1208
          ON A TOUCH TONE TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK.

   There is NO CHARGE to you for this call. Have your proxy card in hand.

  You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1.

                  WHEN ASKED, PLEASE CONFIRM BY PRESSING 1

OPTION 2: If you choose to vote on each proposal separately, Press 0.
          You will hear these instructions:

Proposal 1, Director Election Proposal: To vote FOR ALL nominees, press 1;
            to WITHHOLD FOR ALL nominees, press 9.

 To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.

Proposal 2 and All Other Proposals:  To vote FOR, press 1; AGAINST, press 9;
                                     ABSTAIN, press 0

The instructions are the same for all other proposals.

                  WHEN ASKED, PLEASE CONFIRM BY PRESSING 1
===============================================================================
                                     OR
===============================================================================

   VOTE BY PROXY CARD: Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

NOTE: If you voted by telephone, THERE IS NO NEED TO MAIL BACK your proxy card.
===============================================================================

                           THANK YOU FOR VOTING.